EXHIBIT 99.1

ALTAIR NANOTECHNOLOGIES REPORTS THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS

Revenue Increases 68 Percent for Third Quarter and
230 Percent for Nine-Month Period

RENO, NV - November 11, 2005 - Altair Nanotechnologies Inc. (NASDAQ: ALTI), a leading supplier of advanced ceramic nanomaterial technology, today reported financial results for its third quarter and the nine-month period ended September 30, 2005.

Altair reported revenue of approximately $585,000 for the third quarter of fiscal 2005, a 68 percent increase, compared to revenue of approximately $347,000 for the third quarter of fiscal 2004. For the nine-month period ended September 30, 2005, the company reported revenue of approximately $2.1 million, an increase of 230 percent, compared to revenue of approximately $641,000 for the nine-month period ended September 30, 2004.

“An increase in revenue of 230 percent for the first three quarters of 2005 is representative of the significant progress Altair has made over the last nine months,” said Altair Nanotechnologies Chief Executive Officer and President Alan J. Gotcher, Ph.D. We are experiencing solid business development progress and opportunities in both our Performance Material and Life Sciences divisions in several target markets. We expect these opportunities to mature and to produce recurring and sustainable revenues.”

The net loss for the third quarter of fiscal 2005 was $2.2 million, a net loss per share of $0.04, versus a net loss of $1.4 million, a net loss per share of $0.03, for the comparable quarter in fiscal 2004. The net loss for the nine-month period ended September 30, 2005 was $6.3 million, a net loss per share of $0.11, versus a net loss of $5.3 million, a net loss per share of $0.11, for the corresponding period in 2004.

“We have increased operating expenses associated with research and development, sales and marketing and our general and administrative expenses for the third quarter and the nine-month period,” commented Altair Chief Financial Officer, Edward Dickinson. “Altair increased our investment in additional personnel for new contract R&D projects, increased business development efforts, Sarbanes-Oxley compliance, and non-cash charges such as stock option compensation expense.”

Dickinson continued, “Our net cash used in operations has averaged around $650,000 per month for the first three quarters and we expect an increase in net cash used in operations for the fourth quarter, as we hire additional personnel and continue to increase investments in product and business development.”

As of September 30, 2005, Altair’s balance sheet was strong, with a cash position and short term investments of approximately $26.9 million, compared to $7.4 million at December 31, 2004. With the exception of a promissory note of $3.0 million to acquire its Reno, Nevada facilities, the company has no debt of consequence.

Please join Altair’s management team for an update of the company’s financial results, which will include a segment discussing principal developments in Altair’s Performance Materials and Life Sciences Divisions. The conference call is being held today, November 11, 2005, at 11:00 AM Eastern Standard Time. The dial-in number is 973 935 2981. The operator will require the conference number 6684307 to enter the call.

ABOUT ALTAIR NANOTECHNOLOGIES INC.

Altairnano is a leading supplier and innovator of advanced ceramic nanomaterial technology. Based in Reno, Nevada, Altairnano has assembled a unique team of materials scientists who, coupled in collaborative ventures with industry partners and leading academic centers, have pioneered an array of intellectual property and products.

Altairnano's robust proprietary technology platforms produce a variety of crystalline and non-crystalline nanomaterials of unique structure, performance, quality and cost. The company has scalable manufacturing capability to meet emerging nanomaterials demands. Altairnano's two divisions, Life Sciences and Performance Materials, are focused on applications where its nanotechnology may enable new high growth markets. The Life Sciences Division is pursuing market applications in pharmaceuticals, drug delivery, dental materials and other medical markets. The Performance Materials Division is focused on market applications in advanced materials for paints and coatings; air and water treatment and alternative energy including new lithium ion battery electrode materials. For additional information on Altairnano and its nanomaterials, visit www.altairnano.com

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that Altair’s cash and non-cash expenses will significantly rise during the following year as a result of unforeseen events; that the licensing and manufacturing agreements that Altair expects to sign in the next few months and that form a basis for its expectation of future recurring and sustainable revenue will not be signed or that sales by Altair or its licensees under those agreements will not occur or be delayed for unforeseen reasons; that Altair’s revenue will not continue to grow at projected rates, at rates consistent with past growth or at all due to cancellation or expiration of existing revenue-generating contracts and a failure to attract revenue from new sources; and that, even if Altair’s revenues continue to grow, such growth will not exceed the growth of expenses and, as a result, Altair will never generate a net profit. In general, Altair is, and expects to be in the immediate future, dependent upon funds generated from sales of securities, grants, testing agreements, and licensing agreements to fund its testing, development and ongoing operations. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

Tables Follow

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Expressed in United States Dollars)
(Unaudited)

	September 30,	December 31,
	2005	2004
ASSETS
Current Assets
Cash and cash equivalents	$11,150,620	$7,357,843
Investment in available for sale securities	15,728,213	–
Accounts receivable	514,291	499,599
Prepaid expenses and other current assets	376,198	182,595
Total current assets	27,769,322	8,040,037

Investment in Available for Sale Securities	496,000	–

Property, Plant and Equipment, net	6,698,837	6,513,907

Patents, net	911,266	974,877

Other Assets	75,200	18,200
Total Assets	$35,950,625	$15,547,021

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$672,647	$81,030
Accrued liabilities	537,132	295,743
Note payable, current portion	600,000	–
Total current liabilities	1,809,779	376,773
Note Payable, Long-Term Portion	2,400,000	2,880,311

Commitments and Contingencies

Stockholders’ Equity
Common stock, no par value, unlimited shares authorized;
58,990,252 and 49,775,694 shares issued and
outstanding at September 30, 2005 and December 31, 2004	91,603,870	65,505,630
Accumulated deficit	(59,557,556)	(53,215,693)
Deferred compensation expense	(206,468)	–
Accumulated other comprehensive loss	(99,000)	–
Total Stockholders’ Equity	31,740,846	12,289,937
Total Liabilities and Stockholders’ Equity	$35,950,625	$15,547,021

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues
License fees	$–	$–	$695,000	$–
Product sales	8,494	3,728	74,087	6,571
Commercial collaborations	327,479	140,603	584,520	375,518
Contracts and grants	249,432	202,576	762,259	258,800
Total revenues	585,405	346,907	2,115,866	640,889
Operating Expenses
Cost of product sales	1,427	613	17,434	1,149
Research and development	1,290,354	520,376	2,816,031	1,508,231
Sales and marketing	238,151	46,070	1,159,259	245,786
General and administrative	1,146,528	973,080	4,067,661	3,449,495
Depreciation and amortization	263,105	226,823	759,190	668,333
Total operating expenses	2,939,565	1,766,962	8,819,575	5,872,994
Loss from Operations	(2,354,160)	(1,420,055)	(6,703,709)	(5,232,105)
Other Income (Expense)
Interest expense	(52,397)	(50,336)	(154,689)	(145,732)
Interest income	227,503	29,706	515,162	73,080
Gain (Loss) on foreign exchange	2,228	361	1,373	(356)
Total other income (expense), net	177,334	(20,269)	361,846	(73,008)
Net Loss	$(2,176,826)	$(1,440,324)	$(6,341,863)	$(5,305,113)

Loss per common share - Basic and diluted	$(0.04)	$(0.03)	$(0.11)	$(0.11)

Weighted average shares - Basic and diluted	58,940,760	49,121,984	57,338,796	48,401,132